Sotheby's EST. 1744

1334 York Avenue
New York NY 10021
+1 212 606 7000
www.sothebys.com

Masterworks Gallery, LLC a.a.o. Mas
1 World Trade Center
Floor 57
NEW YORK NY 10007
USA

Account number [***]
Date 20 May 2026

Your successful purchase in The Now & Contemporary Evening Auction

Sale N12128 - 14 May 2026

Congratulations on your recent purchase. We are pleased to provide the information necessary for finalizing your transaction.

Notice

If the total amount of this invoice is $25,000.00 or less, please refer to our Conditions of Business for Buyers and our Guide for Buyers for details regarding our option to charge or debit your saved payment method. If applicable, details of the scheduled payment will be sent to you by email.

- You can review your saved payment method in My Account.
- **Invoice for $768,000.00**

  Your payment is due 11 September 2026. Your invoice gives instructions on how to pay.
- **Shipping Quote available online**

  To view and pay for the shipping quote, login to your account, navigate to your invoices section and initiate payment for the corresponding invoice.

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- **Lot image & details**

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For assistance, please contact
The Sotheby's Team
E [***]

Sotheby's EST. 1744

1334 York Avenue
New York NY 10021
+1 212 606 7000
www.sothebys.com

Masterworks Gallery, LLC a.a.o. Mas
1 World Trade Center
Floor 57
NEW YORK NY 10007
USA

Account number	[***]
Invoice number	[***]
Date	20 May 2026
Sotheby's, Inc. Lic. No.	[***]
Sale currency	USD

Invoice for The Now & Contemporary Evening Auction

Sale N12128 - 14 May 2026

LOT 133 - Elizabeth Peyton, Max

Lot location	Gantry Point
Hammer price	$600,000.00
Buyer's premium	$168,000.00
Sales tax *0% of hammer price, buyer's premium and, if applicable, overhead premium*	$0.00
Shipping to: 101 Lake Dr NEWARK DE 19702 US	
Lot total	**$768,000.00**
Invoice total	**$768,000.00**

- **Payment of $768,000.00 is due on 11 September 2026**

This invoice replaces invoice number 93962640.

We can only accept payment from the buyer named on this invoice.

To view a full list of payment options and details please visit:

www.sothebys.com/payments

Wire transfers

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Account name	[***]
Account number	[***]
ABA routing number	[***]
SWIFT code	[***]

Please include your name, your account number ([***]) and invoice number ([***])

Late payment liable to interest

Sales tax is based on the shipping location for each item.

For assistance, please contact
The Sotheby's Team
E [***]

Sotheby's EST. 1744

1334 York Avenue
New York NY 10021
+1 212 606 7000
www.sothebys.com

Masterworks Gallery, LLC a.a.o. Mas
1 World Trade Center
Floor 57
NEW YORK NY 10007
USA

Account number	[***]
Date	20 May 2026
Sale currency	USD

Lot image & details



Please keep this for your records

Elizabeth Peyton, Max

Sale	The Now & Contemporary Evening Auction
Sale number & date	N12128 - 14 May 2026
Lot number	133
Shipping Dimensions (L x W x H)	9.25 x 0.75 x 12.00 IN
Purchase Price (excluding any taxes)	$768,000.00